Exhibit No. 8(b)

                          FUND PARTICIPATION AGREEMENT


         THIS AGREEMENT is made as of April 1, 1987, by and between American

Republic Insurance Company ("American Republic"), American Republic Variable

Annuity Account ("Separate Account"), a Separate Account established by American

Republic pursuant to the Iowa Insurance Code, and PaineWebber Series Trust

("Fund"), an open-end diversified management investment company organized by

PaineWebber under the laws of the Commonwealth of Massachusetts.

         WHEREAS, the Account is registered as a unit investment trust under the

Investment Company Act of 1940 for the purpose of issuing variable annuity contracts ("Contracts") and desires to use the Fund as the underlying investment vehicle for such Contracts;

         WHEREAS, the income, gains and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the applicable

Contracts, to be credited to or charged against the Separate Account without regard to other income, gains or losses of American Republic or of any other separate account established or to be established by American Republic;


         WHEREAS, the Separate Account is currently subdivided into six

Divisions under which income, gains and losses, whether or not realized, from assets allocated to each such Division are, in accordance with the applicable

Contracts, to be credited to or charged against such Division without regard to income, gains or losses of other Divisions or of American Republic;

         WHEREAS, the Fund has been established as a Massachusetts business trust, by Declaration of Trust dated November 21, 1986;



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         WHEREAS, the Fund is a diversified open-end management investment company registered under the Investment Company Act of 1940 and established for the purpose of serving as the underlying investment vehicle for the Separate

Account;

         WHEREAS, the Fund is currently subdivided into six Portfolios under which income, gains and losses, whether or not realized, from assets allocated to each such Portfolio are, in accordance with the Declaration of Trust, to be credited to or charged against such Portfolio without regard to income, gains or losses of other Portfolios of the Fund;

         WHEREAS, the investment objectives of the Fund's Portfolios correspond to the Divisions of the Separate Account; and

         WHEREAS,  the  Fund  desires  to  make  the  shares  of its  Portfolios available to serve as the  underlying  investment  vehicles for the Divisions of the Separate Account;

         IN CONSIDERATION OF - the foregoing, the parties agree as follows:

         1.       The Contracts will provide for the allocation of net amounts among the Divisions of the Separate Account for investment in the shares of the Fund's Portfolios corresponding to such

                  Divisions. The selection of one or more of the Separate

                  Account Divisions is to be made by the parties purchasing the

                  Contracts (the "Contract Owners") and such selection may be changed in accordance with the terms of the Contracts.

         2.       If and to the extent required by law, the Separate Account will:

                  (i)    solicit voting instructions from Contract Owners;

                  (ii)   vote the Fund shares in accordance with instructions

                         received from Contract Owners; and


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                  (iii)  vote Fund shares for which no instructions, have been received in the same proportion as Fund shares of such

                         Portfolio for which instructions have been received; so

                         long as and to the extent that the Securities and

                         Exchange Commission continues to interpret the

                         Investment Company Act of 1940 to require pass-through

                         voting privileges for variable contract owners.

         3.       The Fund's shares will be made available to serve as the

                  underlying investment vehicle for the Separate Account;

                  provided, however, that the Board of Trustees of the Fund (the

                  "Trustees") may refuse to sell shares of any Portfolio of the

                  Fund to any person, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the discretion of the Trustees acting in good faith-and in light of their fiduciary duties under applicable federal and state laws, necessary in the best interests of the shareholders of such Portfolio. The Fund will comply with all applicable

                  federal and state laws and regulations.

         4.       Shares of the Fund will be purchased by the Separate Account in accordance with the provisions of the then-current

                  registration statement of the Fund. Shares of the Fund's

                  Portfolios will be ordered in such quantities and at such

                  times as determined by the Separate Account to be necessary to meet its requirements. Payments for shares purchased by the

                  Separate Account will be made in federal funds transmitted to the Fund by wire on the next business day after the order is placed.


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         5.       Transfer of the Fund's shares will be by book entry only. No share certificates will be issued to the Separate Account or its Divisions. The Separate Account will maintain adequate records with respect to the number of shares held by each

                  Division on behalf of each Contract Owner.

         6.       The Fund's Portfolios will declare all dividends or

                  distributions in accordance with the then-current registration statement of the Fund. All of such dividends and distributions will be automatically reinvested in additional shares of the

                  Portfolios, and the Fund will promptly notify the Separate

                  Account of the number of additional shares so acquired.

         7.       The Trustees of the Fund will monitor the Fund for the

                  existence of any material irreconcilable conflict between the interests of the Contract Owners of all separate accounts

                  investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in

                  applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling,

                  no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant

                  proceeding; (d) the manner in which the investments of any

                  Portfolio are being managed; (e) a difference in voting

                  instructions given by variable annuity and variable life

                  insurance Contract Owners; or (f) a decision by an insurer to disregard the voting instructions of Contract Owners. The

                  Trustees will promptly inform American Republic if it

                  determines that an irreconcilable material conflict arises and the implications thereof.


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         8.       American Republic will report any potential or existing

                  conflicts of which it is aware to the Trustees. American

                  Republic will assist the Trustees in carrying out their

                  responsibilities under any exemptive order by providing the

                  Trustees with all information reasonably necessary for them to consider any issues raised, including whether Contract Owner voting instructions are being disregarded.

         9.       If it is determined by a majority of the Trustees, or a

                  majority of the disinterested Trustees, that a material

                  irreconcilable conflict exists, American Republic will, to the extent reasonably practicable (as determined by a majority of the disinterested Trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict,

                  up to and including: (1) withdrawing the assets allocable to the Separate Account from the Fund or any Portfolio and

                  reinvesting such assets in a different investment medium,

                  including (but not limited to) another Portfolio of the Fund,

                  or submitting the question of whether such segregation should be implemented to a vote of all affected Contract Owners and,

                  as appropriate, segregating the assets of any appropriate

                  group (i.e., annuity Contract owners, life insurance Contract

                  Owners or variable contract owners of one or more

                  participating insurance companies) that votes in favor of such segregation, or offering to the affected Contract Owners the option of making such a change; and (2) establishing a new registered management investment company or separate account.

                  American Republic will bear the expense of resolving any

                  irreconcilable conflict arising out of participation in the

                  Fund by its Variable Products but will not be required to bear


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                  the expense of resolving any irreconcilable conflicts arising out of participation in the Fund by its Variable Products and similar products offered by other unaffiliated insurance

                  companies.

         10.      If a material irreconcilable conflict arises because of a

                  decision by American Republic to disregard Contract Owner

                  voting instructions and that decision represents a minority position or would preclude a majority vote, American Republic may be required, at the Fund's election, to withdraw the

                  Separate Account's investment in the Fund and terminate this

                  Agreement; provided, however, that such withdrawal and

                  termination shall be limited to the extent required to cure such conflict as determined by a majority of the disinterested

                  Trustees. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period Equities and the Fund will continue to accept and implement orders by American Republic for the purchase

                  (and redemption) of shares of the Fund.

         11.      If a material irreconcilable conflict arises because a

                  particular state insurance regulator's decision applicable to

                  American Republic conflicts with the majority of other state regulators, then American Republic will withdraw the Separate

                  Account's investment in the Fund and terminate this Agreement within six months after the Trustees inform American Republic in writing that they have determined that such decision has created an irreconcilable material conflict; provided,

                  however, that such withdrawal and termination shall be limited to the extent required to cure such conflict as determined by a majority of the disinterested Trustees. Until the end of the foregoing six month period, the Fund shall continue to accept


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                  and execute orders by American Republic for the purchase (and redemption) of shares of the Fund unless prohibited by law or regulatory authority.

         12.      For purposes of Sections 9-11 above, a majority of the

                  disinterested Trustees will determine whether any proposed action adequately remedies any irreconcilable material

                  conflict, but in no event will the Fund be required to

                  establish a new funding medium for the Separate Account. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material

                  conflict, then American Republic will withdraw the Separate

                  Account's investment in the Fund and terminate this Agreement within six (6) months after the Trustees inform American

                  Republic in writing of the foregoing determination; provided,

                  however that such withdrawal and termination shall be limited to the extent required to cure such conflict as determined by a majority of the disinterested Trustees.

         13.      This Agreement shall be construed in accordance with the laws of the State of New York; provided, however, that Section 14 below will be construed in accordance with the laws of the

                  Commonwealth of Massachusetts.

         14.      The parties hereby acknowledge their understanding that a copy of the Declaration of Trust of the Fund is on file with the

                  Secretary of the Commonwealth of Massachusetts and that this

                  Agreement is executed on behalf of the Fund, and not on behalf of the Trustees, officers or shareholders of the Fund

                  individually, and that the obligations under this Agreement


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                  are not binding upon the Trustees, officers, or shareholders of the Fund individually, but are binding only upon the assets and property of the Fund.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 1st day of April, 1987.

                           AMERICAN REPUBLIC INSURANCE COMPANY


                           By:  /s/ Jeanne Foster
                                ------------------
                                Associate Vice President and Associate Counsel (Name of Officer, Title)

  Attest:  /s/ Carmen Fritcher
           -------------------


                           AMERICAN REPUBLIC INSURANCE COMPANY


                           By:  /s/ Michael E. Abbott
                                ---------------------
                                (Name of Officer, Title)

  Attest:  /s/ Carmen Fritcher
           -------------------


                           PAINEWEBBER SERIES TRUST


                           By:  /s/ Dianne E. O'Donnell
                                -----------------------
                                Vice President and Secretary
                                (Name of Officer; Title)

  Attest:  /s/ Abbe P. Stein
           -----------------


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